UNITED STATES OF AMERICA
CONSUMER FINANCIAL PROTECTION BUREAU

File No. 2013-CFPB- 0010

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

In the matter of:

Ally Financial Inc.; and
Ally Bank (collectively, "Ally")

The Consumer Financial Protection Bureau ("CFPB") intends to initiate an administrative proceeding against Respondents pursuant to 12 U.S.C. §§ 5563 and 5565, for violations of the Equal Credit Opportunity Act, 15 U.S.C. §§ 1691-1691f, and its implementing regulation, Regulation B, 12 C.F.R. pt. 1002.

Ally Financial Inc. and Ally Bank (collectively, "Ally" or "Respondents"), in the interest of compliance and resolution of the matter, and without admitting or denying any wrongdoing, consent to the issuance of a Consent Order substantially in the form of the Consent Order to which this Stipulation and Consent to the Issuance of a Consent Order is attached ("Consent Order"), and which is incorporated herein by reference.

In consideration of the above premises, Respondents, through their authorized representatives, agree to the following:

Jurisdiction

1.	The CFPB has jurisdiction over this matter under Sections 1053 and 1055 of the Consumer Financial Protection Act ("CFPA"), 12 U.S.C. §§ 5563, 5565.

Consent

2.
Each Respondent agrees to the issuance of the Consent Order, without admitting or denying any of the findings of fact or conclusions of law, except that each Respondent admits the CFPB's jurisdiction over Respondents and the subject matter of this action.

3.
Each Respondent agrees that the Consent Order shall be deemed an "order issued with the consent of the person concerned" under 12 U.S.C. § 5563 (b)(4), and agrees that the Consent Order shall become a final order, effective upon issuance, and shall be fully enforceable by the CFPB under 12 U.S.C. §§ 5563 (d)(1) and 5565.

4.
Each Respondent enters into this Stipulation and Consent to the Issuance of a Consent Order voluntarily. The execution of this Stipulation and Consent to the Issuance of a Consent Order shall not be an evidentiary admission of liability for any of the specific practices that are the subject of the Consent Order.

5.
The Consent Order revolves only the violations asserted against Respondents in this administrative proceeding. Respondents acknowledge that no promise or representation has been made by the CFPB or employee, agent, or representative of the CFPB, with regard to any criminal liability or civil liability outside of this action that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability.

6.
Respondents shall not be permitted to contest the factual findings in this Consent Order in connection with any proceeding before the CFPB based on the entry of the Consent Order, or in connection with any subsequent action by the CFPB to enforce the Consent Order or its rights to any payment or monetary judgment under the Consent Order.

7.
The terms and provisions of the Stipulation and the Consent Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Stipulation or the Consent Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Stipulation or the Consent Order.

8.	Each Respondent agrees that the CFPB may present the Consent Order to the CFPB Director for signature and entry without further notice.

9.
This Stipulation may be executed in counterparts. A copy of the Board Resolution authorizing execution of this Stipulation shall be delivered to the CFPB, along with the executed original(s) of the Stipulation.

Waivers

10.	Each Respondent, by consenting to this Stipulation, hereby waives in connection with the Consent Order:

a.	Any right to service of the Consent Order, and agrees that issuance of the Consent Order will constitute notice to Respondents of the its terms and conditions;

b.	Any objection to the jurisdiction of the CFP, including, without limitation, under Section 1053 or 1055 of the Dodd-Frank Act;

c.
The rights to all hearings under the statutory provisions under which the proceeding is to be or has been instituted; the filing of proposed findings of fact and conclusions of law; proceedings before, and a recommended decision by, a hearing officer; all post-hearing procedures; and any other procedural right available under 12 U.S.C § 5563 or 12 C.F.R. pt. 1081;

d.	The right to seek any administrative or judicial review of the Consent Order.

e.
Any claim for fees, costs or expenses against the CFPB, or any of its agents or employees, and any other governmental entity, related in any way to this enforcement matter or the Consent Order, whether arising under common law or under the terms of any statute, including, but not limited to the Equal Access to Justice Act and the Small Business Regulatory Enforcement Fairness Act of 1996; for these purposes, each Respondent agrees that Respondent is not the prevailing party in this action because the parties have reached a good faith settlement;

f.	Any other right to challenge or contest the validity of the Consent Order;

g.
Such provisions of the CFPB's rules or other requirements of law as may be construed to prevent any CFPB employee from participating in the preparation of, or advising the Director as to, any order, opinion, finding of fact, or conclusion of law to be entered in connection with this Stipulation or the Consent Order; and

h.	Any right to claim bias or prejudgment by the Director based on the consideration of or discussions concerning settlement of all or any part of the proceeding.

RESPONDENT ALLY FINANCIAL INC. BY:

/s/ Michael A. Carpenter	12/19/2013
Michael A. Carpenter	Date
Chief Executive Officer

RESPONDENT ALLY BANK BY:

/s/ Barbara A. Yastine	12/19/2013
Barbara A. Yastine	Date
Chairperson, Chief Executive Officer, and President